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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-63855, 333-34197 and 333-34050) pertaining to the Atlantis Plastics, Inc. 1998 Stock Option Plan, the Atlantis Plastics, Inc. 1997 Stock Option Plan and the Atlantis Plastics, Inc. Deferred Compensation Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedule of Atlantis Plastics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
March 28, 2002